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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports on the consolidated financial statements and schedules of Security Capital Group Incorporated and Security Capital Industrial Trust and to all references to our Firm included in or made a part of this registration statement.

                                          Arthur Andersen LLP

Chicago, Illinois
October 21, 1997